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                                                                    Exhibit 23.1

                       CONSENT OF SNOW BECKER KRAUSS P.C.

         We hereby consent to the reference to our firm under the captions "Legal Matters" and "Certain Income Tax Consequences" in the prospectus contained in the Registration Statement of Hunapu Inc.

                                               /s/ SNOW BECKER KRAUSS P.C.

New York, N.Y.
April 4, 2003